      As filed with the Securities and Exchange Commission on June 26, 2000
                                                    Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                         AMERICAN RETIREMENT CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                         -------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-16474303
                       ----------------------------------
                      (I.R.S. employer identification no.)

                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
                     --------------------------------------
                    (Address of principal executive offices)

                         AMERICAN RETIREMENT CORPORATION
                             401(k) RETIREMENT PLAN
                             ----------------------
                            (Full title of the plan)

                                  W. E. SHERIFF
                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
                      -------------------------------------
                     (Name and address of agent for service)

                                 (615) 221-2250
                      -------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED                 PROPOSED
                                                          MAXIMUM                  MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO BE          OFFERING PRICE PER           AGGREGATE                AMOUNT OF
   TO BE REGISTERED*            REGISTERED                SHARE**              OFFERING PRICE**        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
      COMMON STOCK            500,000 SHARES              $5.5625                 $2,781,250                 $735
-----------------------------------------------------------------------------------------------------------------------

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

** The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on June 20, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by American Retirement Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

               (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

               (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

               (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated
                    May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

               (4) The description of the Registrant's Common Stock purchase rights contained in the Registration Statement on Form 8-A, dated November 23, 1998, including amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         The Charter and Bylaws of the Registrant provide that the Registrant will indemnify from liability, and advance expenses to, any present or former director or officer of the Registrant to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

         The Registrant has purchased a directors and officers insurance policy providing for $10.0 million in coverage for certain liabilities of the Registrant's directors and officers. The policy expires July 1, 2000.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index (Page II-7) and Item 9.D. below.

Item 9.  Undertakings.

         A.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by Reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. The Registrant hereby undertakes that, in lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under
Section 401 of the Internal Revenue Code (the "Code"), the Registrant has submitted or will submit the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of June, 2000.

                                      AMERICAN RETIREMENT CORPORATION

                                      By:   /s/ W. E. Sheriff
                                            ------------------------------------
                                            W. E. Sheriff
                                            Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and George T. Hicks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                Title                              Date
        ---------                                -----                              ----
 /s/ W. E. Sheriff                     Chairman and Chief Executive             June 26, 2000
---------------------------------      Officer (Principal Executive
W. E. Sheriff                                   Officer)

 /s/ George T. Hicks                    Executive Vice President -              June 26, 2000
---------------------------------                Finance
George T. Hicks                      Chief Financial Officer (Principal
                                     Financial and Accounting Officer)

 /s/ H. Lee Barfield II                          Director                       June 26, 2000
---------------------------------
H. Lee Barfield II

                                                 Director
---------------------------------
Frank M. Bumstead

 /s/ Christopher J. Coates                       Director                       June 26, 2000
---------------------------------
Christopher J. Coates

                                                 Director
---------------------------------
Robin G. Costa

        Signature                               Title                                    Date
        ---------                               -----                                    ----
 /s/ Clarence Edmonds                          Director                              June 26, 2000
------------------------------
Clarence Edmonds

 /s/ John A. Morris, Jr., M.D.                 Director                              June 26, 2000
------------------------------
John A. Morris, Jr., M.D.

 /S/ Daniel K. O'Connell                       Director                              June 26, 2000
------------------------------
Daniel K. O'Connell

                                               Director
------------------------------
Robert G. Roskamp

                                               Director
------------------------------
Nadine C. Smith

 /s/ Laurence J. Stuesser                      Director                              June 26, 2000
------------------------------
Laurence J. Stuesser

         Pursuant to the requirements of the Securities Act, the Trustee of the American Retirement Corporation 401(k) Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee on June 26, 2000.


                                       AMERICAN RETIREMENT CORPORATION
                                       401(k) RETIREMENT PLAN

                                       By: SUNTRUST BANK, NASHVILLE, N. A.

                                       By:      /s/ Kelley Haynes
                                                --------------------------------
                                       Name:    Kelley Haynes
                                       Title:   Vice President and Trust Officer

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
4.1                 Article 8 of the Registrant's Charter(1)

4.2                 Bylaws of the Registrant, as amended(2)

4.3                 Rights Agreement, dated November 18, 1998, between the
                    Registrant and American Stock Transfer and Trust Company(3)

5                   Opinion of Bass, Berry & Sims PLC

23.1                Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

23.2                Consent of KPMG LLP

24                  Power of Attorney (included on Page II-4)

-----------------


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23197).

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated November 24, 1998.